SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 26, 2013

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 26, 2013, the Company entered into a Securities Purchase Agreement (the "Agreement") with the United States Department of the Treasury (the "Treasury").  Under the terms of the Agreement, the Company has agreed to purchase from the Treasury for $81.0 million in cash consideration:  (i) 74,426 shares of Cumulative Mandatorily Convertible Preferred Stock, Series B, including any and all accrued and unpaid dividends; and (ii) the amended and restated warrant to purchase up to 346,154 shares of Company common stock.  As a condition to the closing of the purchase of these securities, the Company has also agreed to complete a common equity offering that provides a minimum aggregate amount of $86.0 million in gross cash proceeds.  The closing of the transaction with the Treasury is also subject to regulatory approval as well as the payment of deferred and unpaid interest on the Company's outstanding trust preferred securities. The Agreement is included as Exhibit 10.1 to this Report on Form 8-K. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to the Agreement.

Item 9.01.	Financial Statements and Exhibits

Exhibits .

10.1	Securities Purchase Agreement by and between the United States Department of the Treasury and Independent Bank Corporation dated as of July 26, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date	August 1, 2013	By	s/Robert N. Shuster
Robert N. Shuster, Principal Financial Officer